UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2010

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

600 Cummings Center

Beverly, MA 01915
(Address of principal executive offices and zip code)

(978) 619-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

At Atlantic Tele-Network, Inc.’s (the “Company”) annual meeting of stockholders held on June 16, 2010, the persons named below were elected as directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified, subject to their earlier retirement, resignation or removal.  The voting results for each nominee are set forth opposite such nominee’s name:

	Number of Shares Voted For	Number of Shares Withheld	Number of Broker Non-Votes
Martin L. Budd	12,417,046	301,896	1,255,104
Thomas V. Cunningham	12,536,843	182,129	1,255,104
Michael T. Flynn	12,593,911	125,061	1,255,104
Cornelius B. Prior, Jr.	11,374,008	1,344,964	1,255,104
Michael T. Prior	11,497,340	1,221,632	1,255,104
Charles J. Roesslein	12,593,700	125,272	1,255,104
Brian A. Schuchman	11,273,375	1,445,597	1,255,104

Also at the annual meeting, the Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2010.  The voting results for the proposal were as follows:

Voted	Number of Votes
For	13,941,7771
Against	18,857
Abstain	13,442

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: June 18, 2010